Exhibit 3.7

STATE OF OHIO

Ohio Secretary of State, J. Kenneth Blackwell

1271911

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

EXPRESS GC, LLC

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
ARTICLES OF ORGANIZATION/DOM. LLC	200132401034

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 19th day of November, A.D. 2001.
Ohio Secretary of State

Prescribed by J. Kenneth Blackwell
Please obtain fee amount and mailing instructions from the Filing Reference Guide (using the 3 digit form # located at the bottom of this form). To obtain the Filing Reference Guide or for assistance, please call Customer Service:	Expedite is an additional fee of $100.00
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ARTICLES OF ORGANIZATION

(Under Section 1705.04 of the Ohio Revised Code)

Limited Liability Company

The undersigned, desiring to form a limited liability Company, under Chapter 1705 of the Ohio Revised Code, do hereby state the following:

FIRST:	The name of said limited liability company shall be:
Express GC, LLC
(the name must include the words “limited liability company”, “limited”, “Ltd” or “Ltd.”, “LLC”, or “L.L.C.”)

SECOND:	(OPTIONAL) This limited liability company shall exist for

in perpetuity

THIRD:	The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is:
James G. Ryan, Esq., Arter & Hadden LLP, 10 West Broad Street, Suite 2100
(street or post office box)

	Columbus	Ohio	43215
	(city, village or township)	(state)	(zip code)

☐	Please check this box if additional provisions are attached.

Provisions attached hereto are incorporated herein and made a part of these articles of organization.

FOURTH:	Purpose (optional)

IN WITNESS WHEREOF, I have hereunto subscribed my name on November 19, 2001.

Signed:	/s/ Timothy B. Lyons
Name:	Timothy B. Lyons, Vice President of Express, LLC, Sole Member

(if insufficient space for all signatures, please attach a separate sheet containing additional signatures)

J. Kenneth Blackwell
Prescribed by: J. Kenneth Blackwell Secretary of State 30 East Broad St. LL Columbus, Ohio 43266-0418

ORIGINAL APPOINTMENT OF AGENT

(for limited liability company)

The undersigned, being at least a majority of the members of Express GC, LLC,

                                                                                                  (name of limited liability company)            appoint

hereby appoint James G. Ryan to be the agent upon whom any process, notice or demand required or permitted by statute to be served

                (name of agent)

upon the limited liability company may be served. The complete address of the agent is:

Arter & Hadden LLP, One Columbus, 10 West Broad Street, Suite 2100

                                     (street address P.O. Box are not acceptable)

Columbus, Ohio                     43215

(city, village or township)    (zip code)

Signed:	/s/ Timothy B. Lyons

Name:	Timothy B. Lyons, Vice President of Express, LLC, Sole Member

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for Express GC, LLC,

                                                                              (name of limited liability company)

hereby acknowledges and accepts the appointment of agent for said limited liability company.

/s/ James G. Ryan
(Agent’s signature)

UNITED STATES OF AMERICA,

STATE OF OHIO,

OFFICE OF THE SECRETARY OF STATE

I, Jennifer Brunner, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 4 pages, as taken from the original record now in my official custody as Secretary of State.

WITNESS my hand and official seal at Columbus, Ohio, this 3rd day of MARCH A.D. 2010

JENNIFER BRUNNER Secretary of State
By:
NOTICE: This is an official certification only when reproduced in red ink